                                                                     EXHIBIT 2.1
                               GENERAL ASSIGNMENT


         THIS ASSIGNMENT, made this 23rd day of August, 1999, between Capitol Metals, Co. of 20000 S. Western Avenue, Torrance, California hereinafter referred to as ASSIGNOR, to Maximum Asset Recovery Services, Inc.
(M.A.R.S.I.) of Los Angeles, California, hereinafter referred as ASSIGNEE.

         WITNESSETH: That whereas the said Assignor is indebted to diverse persons, an is desirous of providing for the payment of same, so far as in his power, by an assignment of all his property for that purpose.

         Now, Therefore, the undersigned Capitol Metals, Co. as Assignor, for a valuable consideration, receipt of which is hereby acknowledge, does hereby make the following General Assignment for the benefit of Assignor's creditors to Maximum Asset Recovery Services, Inc. (M.A.R.S.I.), as Assignee, of Los Angeles, California, under the following terms and conditions:

         1. Assignor does hereby grant, bargain, sell, and transfer to Assignee, his successors and assigns, in trust, for the benefit of all the Assignor's creditors generally, including all of the property and assets of the Assignor of every kind and nature and whatsoever situated, whether in possession, reversion, remainder, or expectancy, both real and personal, and any interest or equity therein not exempt from the enforcement of a money judgement; including therein all inventory, merchandise, furniture, fixtures, machinery, equipment, raw materials, work in process, books, records, accounts receivable, cash on hand, bank accounts, all choses in action, insurance policies and all other property of every kind and nature owned by the Assignor, or in which Assignor has an interest, and without limiting the generality of the foregoing, including all of the assets pertaining to that certain Metal slitting/ pickling line business, known as Capitol Metals, Co, located at 20000 S. Western Avenue, Torrance, California

         2. This Assignment constitute a grant deed to all real property owned by Assignor, whether or not said real property is specifically described herein. Certain of said real property is more specifically described in Exhibit "A", attached hereto and made a part hereof by reference, as though set forth verbatim (Exhibit "A" attached: Yes _____ No __X__).

         3. Assignor agrees to deliver to Assignee all books of account and records, to execute and deliver all additional necessary documents immediately upon request by Assignee, and to endorse all indicia of ownership where required by Assignee, in order to complete the transfer of all assets to Assignee as intended by this Assignment, including, but not limited to, all of Assignor's real and personal property and/or Assignor's interest therein, including mortgages, deeds of trust, motor vehicles and patent rights. Neither Assignor, nor its agents, shall execute any documents on behalf of the Assignor without prior written approval of Assignee. Assignee is hereby authorized to execute all endorsement and demands requiring Assignor's signature, in the name of Assignor, including endorsements on checks, bank accounts, deposit accounts, and stock certificates, payable to, or standing in the name of the Assignor. Assignor further authorizes Assignee to apply for any deposits, refunds (including specifically, among all others, claims for refund of taxes paid) or claims wherever necessary, in the name of Assignor, e.g. refunds of sales tax, insurance premiums, rental and utility deposits. Assignee is authorized to direct all Assignor's United States mail to be delivered to Assignee, and Assignee is expressly authorized and directed to open and said mail as agent of Assignor, and to do any things or act which the Assignee is his sole and arbitrary discretion deems necessary or advisable to effectuate the purpose of this Assignment.

         4. In the event the Assignor is engaged in the sale of alcoholic beverages, this Assignment does not include transfer of any alcoholic beverages, but, the Assignor hereby appoints the Assignee as his agent for the sole purpose of filing an application for a permit for the sale of the alcoholic beverages in the said place of business and/or sale of said alcoholic beverage license(s) (said Assignee being vested with absolute discretion in regard thereto, and assuming no liability by reason thereof); and Assignor hereby assigns to Assignee all of the proceeds of such sale for the benefit of his creditors generally in accordance with the terms of this Assignment.

         5.       Assignor and Assignee agree to the following:
         (a) The instrument transfers legal title and possession to Assignee of all of said hereinabove described assets. This Assignment constitutes a transfer of only those assets, which can be transferred legally, and does not constitute transfer of property which it is illegal to so transfer. Assignee, in his own discretion, may determine whether to continue all or part of the business operations, or to liquidate said assets. If Assignee deems it advisable, he may operate the business

         (b) Assignee, at his discretion, may sell and dispose of said assets upon such terms and conditions as he may see fit, at public or private sale, or otherwise. Assignee shall not be personally liable in any manner, and Assignee's obligations shall be in a representative capacity only as an Assignee for the general benefit of Assignor's creditors. Said Assignee shall administer this estate to the best of his ability, but it is expressly understood that he, his agents, servants, or employees, shall be liable only for reasonable care and diligence in said administration, and he shall not be liable for any act or thing done by him, his agents, servants, or employees in good faith in connection herewith. Assignee is not liable for, or responsible for, any obligations of any nature whatsoever incurred at any time by Assignor, whether before or after the date of this Assignment.

         (c)      See addendum to General Assignment attached hereto.

         (d) Assignee may compromise claims, complete or reject Assignor's executory contracts, discharge at his option any liens on said assets, and any indebtedness which, under law, is entitled to priority of payment. Assignee shall have the power to borrow money, hypothecate and pledge the assets, and do all matters and things that said Assignor could have done prior to this Assignment. Any act or thing done by Assignee hereunder shall bind the Assignment estate and the Assignee only in his capacity as Assignee for the benefit of creditors. Assignee shall have the right to sue as the successor of the Assignor or Assignee is hereby given the right and power to institute and prosecute legal proceedings in the name of the Assignor, the same as if the Assignor had himself instituted and prosecuted such proceedings or actions. Assignee is hereby authorized and has the right to defend all actions instituted against the Assignor and to appear on behalf of the Assignor in all proceedings (legal or otherwise) in which Assignor is a party. Assignor does hereby appoint Assignee as the Assignor's attorney-in-fact, with full power to act for and in the place of the Assignor in such actions or proceedings of in any other matters, including the right to verify, on behalf of Assignor, any and all documents of any nature whatsoever, including all pleadings which are part of any legal proceedings. Assignor does hereby grant to Assignee the right to act for, and in the place of, the Assignor in any type of proceeding under the United States Bankruptcy Code including the right to file and prosecute any voluntary petition on behalf on the Assignor under Chapter 7, 11, or any other section of the Bankruptcy Code, and the right to defend any petitions or actions filed against the Assignor under the Bankruptcy Code.

         (e) Assignor agrees (that provided any such may be operation by law, be not assignable) to make any and all claims for refund of taxes or any other money due or which may be due from any governmental agency for tax refunds, or otherwise, and to forth with upon receipt of any such refund, pay them over to Assignee, and hereby empower Assignee as attorney-in-fact of Assignor to make all claims for refunds which may be made by an attorney-in-fact.

         (f) After paying all costs and expenses of administration and all fees and all allowed priority claims, Assignee shall distribute to all unsecured creditors pro-rata the remaining net proceeds of this Assignment estate said payments to be made until all assets are exhausted or these creditors are paid, or settled in full, thereafter the surplus of moneys and property, if any, to be transferred and conveyed to Assignor. If any undistributed dividends to creditors, or any reserve or other funds, shall remain unclaimed for a period of one year after issuance of dividend checks by the Assignee, or after the closing of the case by the Assignee then the same shall become the property of Assignee and used to supplement his fees for services rendered for administering this Assignment.

         (g) It is agreed and understood that this transaction is a general assignment for the benefit of all the Assignor's creditors, and that this is a "general assignment for benefit creditors," as set forth in, and defined in, CALIFORNIA CODE OF CIVIL PROCEDURE, SECTION 493.010, and all other laws of the State of California pertaining thereto. This general assignment for benefit of creditors (1) does constitute an assignement to the Assignee of all of the assets of the Assignor which are transferable and not exempt from enforcement of a money judgement; and (2) is an assignment for the benefit of all of the creditors of the Assignor, and (3) dose not create a preference of one creditor or class of creditors over any other creditor or class of creditors.

Accepted            August 26         , 1999
           ---------------------------    --

Leon J. Owens, President
----------------------------------------       ---------------------------------
Maximum Asset Recovery Services, Inc.
Assignee for Benefit of Creditors              By  /s/ Richard Bailey
                                                  ------------------------------
                                                   Richard Bailey, President
  /s/ John A. Lapinski                         By  /s/ Donald R. Jackson
----------------------------------------          ------------------------------
Attorney for Assignor                                          (Assignor)
                                                  Donald R. Jackson, Secretary

                         ADDENDUM TO GENERAL ASSIGNEMNT

         This Addendum to General Assignment ("Addendum") is entered by and between Maximum Asset Recovery Services, Inc, as Assignee for Benefit of Creditors ("Assignee") and Capitol Metals, Co., as Assignor ("Assignor"). Pursuant to this Addendum Assignee and Assignor the following language shall replace and supersede the language set forth in paragraph 5(c) of the General Assignment.

         5.  Assignor and Assignee agree to the following:
                  (c) From the proceeds of sales, collections, operations or other sources, Assignee shall pay itself and retain as Assignee all of his charges and expenses, together with his own reasonable remuneration and fee as follows:

                           (i) Five (5%) of the gross proceeds of any auction or private sale.
                           (ii) Actual charges and expenses incurred and an amount equal to twenty-five percent of sums realized from debtor's accounts receivable. To the extent the accounts receivable are subject to a valid security interest, Assignee's collection of the accounts receivable and Assignee's compensation for collection of the accounts receivable may be subject to agreement with and approval by the secured creditor.

                   In addition, Assignee may also pay from said proceeds remuneration to its agents and the reasonable fees of his attorney, and may pay a reasonable fee to Assignor's attorney. Assignee may also pay from said proceeds the costs and expenses incurred by any creditor who may have levied an attachment or other lien on any assets of the Assignor. REASONABLE AND CUSTOMARY ADMINISTRATIVE EXPENSES SHALL ALSO BE PAID OUT OF PROCEEDS. All of the aforementioned amounts are to be determined at Assignee's sole but reasonable discretion and judgment.

                      CONSENT OF DIRECTORS TO HOLD MEETING

                                            Torrance               California
                                       ----------------------------
                                               August 23              , 1999
                                       -------------------------------    --

         We, the undersigned, being all of the direction of the Capitol Metals Co. a corporation, organized under the laws of the State of California, assembled this day at 20000 S. Western Avenue, Torrance, CA 90501-1305 hereby CONSENT that a meeting of said directors be held at this time and place for the transaction of such business as may come before the meeting, and waiving any notice of said meeting.

   Richard Bailey, President, COO                       L. Wayne Harber
-----------------------------------------               -----------------------
   Paul Bagley, Chairman of the Board/CEO               John McKey
-----------------------------------------               -----------------------
   Carl Casareto                                        Donald R. Jackson
-----------------------------------------               -----------------------

                          MINUTES OF DIRECTORS MEETING
          Torrance                   California                August 23   1999
-------------------------------------                        ------------    --

         At a meeting of the directors of the Capitol Metals Co., a corporation, held at 20000 S. Western Avenue, Torrance, California

The following directors were present or participated telephonically

      Richard Bailey, President, COO                        L. Wayne Harber
-----------------------------------------               -----------------------
      Paul Bagley, Chairman of the Board/CEO                John McKey
-----------------------------------------               -----------------------
      Carl Casareto
-----------------------------------------               -----------------------

         It was announced that the purpose of the meeting was to consider the financial condition of the company and the advisability of making a general assignment for the benefit of creditors.

         On motion by Paul Bagley seconded by Richard Bailey the following resolution was adopted, to-wit:

         BE IT RESOLVED:

         That the president and the Secretary of this Corporation be, and they are hereby authorized and directed by the directors of this company, in meeting, assembled, to make a general assignment for benefit of creditors of the corporation to Maximum Asset Recovery Services, Inc. of Los Angeles, California and that the President and Secretary be, and they are, hereby authorized and directed to execute said assignment containing such provisions as my be agreed upon between them and said Maximum Asset Recovery Services, Inc. (Assignee) and they be also authorized and directed to execute and deliver to said Maximum Asset Recovery Services, Inc. (Assignee) such other deeds, assignments, agreements and documents as my be necessary to carry this resolution into effect.

         There being no further business to come before the directors, the meeting adjourned subject to the call of the President or Vice President.

                                                           /s/ Donald R. Jackson
                                                     --------------------------
                                                     Secretary Donald R. Jackson

I Donald Jackson Secretary of the Capitol Metals, Co. a corporation, do hereby certify that the forgoing is a true and correct copy of the minutes of he meeting of directors held in Torrance, California at the place and hour stated, and that the resolution contained in said minutes was adopted by the directors of said meeting, and the same has been modified of rescinded.

         Dated      August          1999              /s/  Donald R. Jackson
               --------------------   --              -------------------------
                                                      Secretary  Donald Jackson

                      CONSENT TO ASSIGNMENT BY STOCKHOLDERS
         We, the undersigned being Chairman of the Board and CEO and COO of Consolidated Capital of North America a corporation do hereby give our consent to therewithin assignment and transfer of the property of said corporation.

                        NAME                                   SHARES HELD
          Consolidated Capital of North America                    100%
                                                          ----------------------
               By: /s/ Paul Bagley                        By  /s/ Richard Bailey
                  ----------------------                  ----------------------
               Paul Bagley                                Richard Bailey, COO
               -------------------------                  ----------------------
               Chairman of the Board/CEO
               -------------------------                  ----------------------